S.E.CLARK & COMPANY, P.C.
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            Member: S.E.C. Practice Section of the American Institute
                         of Certified Public Accountants





                         CONSENT OF INDEPENDENT AUDITORS


As independent auditors, we hereby consent to the inclusion of our report dated January 14, 2000, in the Amendment No. 1 to Form 10-SB for NuPro Innovations Inc. which includes the consolidated and combined financial statements of NuPro Innovations Inc. for the periods ended November 30, 1999 and 1998.

/s/ S.E. Clark & Company, P.C.

Tucson, Arizona
February 11, 2000




          Member: National Association of Certified Valuation Analysts
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            744 N. Country Club Road, Tucson, AZ 85716 (520) 323-7774
                     Fax (520) 323-8174 seclarkcpa@aol.com

                                www.seclarkco.com